Exhibit 5.1
DILLON, BITAR & LUTHER L.L.C.
53 MAPLE AVENUE
MORRISTOWN, NJ 07960

June 30, 2009

Emcore Corporation
10420 Research Road, S.E.
Albuquerque, NM 87123

Re:          Emcore Corporation
Registration Statement on Form S-3

Ladies and Gentlemen:

We are providing this opinion letter in our capacity as special counsel to Emcore Corporation, a New Jersey corporation (the "Company"), in connection with the filing by the Company of a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with the United States Securities and Exchange Commission (the "Commission").  The Registration Statement relates to the sale by the Company of (a) Common Stock, no par value per share, (b) Preferred Stock, (c) Debt Securities, (d) Warrants, (e) Units, and (f) any combination of the foregoing (collectively, the “Securities”) to be issued by the Company in the future upon the filing of an appropriate amendment to the Registration Statement and/or Supplement to the Prospectus contained therein.  The Debt Securities will be issued pursuant to an indenture by and among the Company, as issuer, and a trustee to be selected by the Company(the “Trustee”), in the form included as Exhibit 4.2 to the Registration Statement, as such indenture may be amended or supplemented from time to time (the “Indenture”).

You have requested that we render the opinion set forth in this letter and we are furnishing this opinion in accordance with the requirements of Part II, Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated by the Commission under the Securities Act.

In connection with the foregoing registration, we have examined originals, or copies certified or otherwise identified to our satisfaction of, (i) the form of Registration Statement and the form of Indenture, each as provided to us by the Company, (ii) the Company's Restated Certificate of Incorporation, as amended and restated to date (the "Certificate of Incorporation"), (iii) the Company's By-Laws, as amended and/or restated to date (the "By-Laws"), (iv) certain resolutions of the Board of Directors of the Company relating to the Registration Statement, and (v) such other documents as we have deemed necessary or appropriate for purposes of rendering the opinion set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.  With your consent, we have also assumed (a) that each of the Debt Securities and the Indenture, and any other documents executed by parties other than the Company with respect to the Securities (collectively, the “Documents”) have been duly authorized, executed and delivered by the parties thereto other than the Company, (b) that the Documents constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms, and (c) that the status of the Documents as legally valid and binding obligations of the parties is not affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities. As to any facts material to the opinion expressed herein that were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

Based upon and subject to the foregoing, we are of the opinion that:

1.  When an issuance of Common Stock has been duly authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor and in an amount not less than the par value thereof, in an amount less than or equal to the number of shares of Common Stock authorized by the Company’s certificate of Incorporation remaining available for issuance and in the manner contemplated by the Registration Statement and Prospectus Documents and by such corporate action, such shares of Common Stock will be validly issued, fully paid and nonassessable.

2.  When a series of Preferred Stock has been duly established in accordance with the terms of the Company’s Certificate of Incorporation, and authorized by all necessary corporate action of the Company, in an amount less than or equal to the number of shares of Preferred Stock authorized by the Company’s certificate of Incorporation remaining available for issuance, and upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and Prospectus Documents and by such corporate action, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

3.  When an appropriately qualified trustee has been selected and agrees to act as Trustee under the Indenture, the Indenture has been duly authorized, executed and delivered by the Company, and when the specific terms of any particular series of Debt Securities have been duly established in accordance with the Indenture and applicable law and authorized by all necessary corporate action of the Company (including, without limitation, by the adoption by the Board of Directors of the Company of resolutions duly authorizing the issuance and delivery of such Debt Securities), and when any such Debt Securities have been duly executed and issued by the Company, duly authenticated by the Trustee and duly delivered by or on behalf of the Company against payment therefor in accordance with the Indenture and in the manner contemplated by the Registration Statement and Prospectus Documents and by such corporate action, such Debt Securities will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.  When a Warrant Agreement has been duly authorized, executed and delivered by the Company in accordance with applicable law, the specific terms of a particular issuance of Warrants have been duly established in accordance with the Warrant Agreement and authorized by all necessary corporate action of the Company, and the Warrants have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the Warrant Agreement and in the manner contemplated by the Registration Statement and Prospectus Documents and by such corporate action (assuming the securities issuable upon exercise of the Warrants have been duly authorized and reserved for issuance by all necessary corporate action and in accordance with applicable law), the Warrants will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.  When Units have been duly authorized, executed and delivered by the Company in accordance with applicable law, the specific terms of a particular issuance of Units have been duly established and authorized by all necessary corporate action of the Company, and the Units have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the Warrant Agreement and in the manner contemplated by the Registration Statement and Prospectus Documents and by such corporate action (assuming the securities issuable upon exercise of the Units have been duly authorized and reserved for issuance by all necessary corporate action and in accordance with applicable law), the Units will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions are limited to the laws of the State of New Jersey.  Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (c) any waiver of rights or defenses under usury laws; (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy; (e) any provision permitting, upon acceleration of the Debt Securities, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon; and (f) the severability, if invalid, of provisions to the foregoing effect.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.  In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.  We assume no obligation to revise or supplement this opinion should the present laws of the State of New Jersey be changed by legislative action, judicial decision or otherwise.

Very truly yours,

//s/ Dillon, Bitar & Luther, L.L.C.
DILLON, BITAR & LUTHER, L.L.C.